Exhibit 99.1

                                               Unocal Corporation
                                               2141 Rosecrans Avenue, Suite 4000
                                               El Segundo, California 90245

                                              [UNOCAL 76 LOGO]

                                               NEWS RELEASE

                                               Contact: Barry Lane (Media)
                                               310-726-7731
                                               Robert Wright (Investors)
                                               310-726-7665

                           Unocal 1Q earnings up 101%
                           ---------------------------

       El Segundo, Calif., April 28, 2004 - Unocal Corporation (NYSE: UCL) today reported preliminary net earnings for the first quarter 2004 of $269 million, or $1.00 per share (diluted), 101 percent above the $134 million, or 52 cents per share (diluted), reported in the same period a year ago.

       Unocal's preliminary adjusted after-tax earnings for the first quarter 2004 were $239 million, or 89 cents per share (diluted). This compares with the Thomson/First Call median of analyst estimates (published April 26, 2004) of 80 cents per share. Unocal's adjusted after-tax earnings were $229 million, or 87 cents per share (diluted), in the first quarter 2003, and $167 million, or 63 cents per share (diluted), in the fourth quarter 2003. Adjusted after-tax earnings are net earnings excluding special items, earnings from discontinued operations and cumulative effects of accounting changes.

CONSOLIDATED RESULTS (UNAUDITED)                   1st Q       4th Q       1st Q
                                           -------------------------------------
Millions of dollars except per share amounts       2004        2003        2003
--------------------------------------------------------------------------------
Earnings from continuing operations               $ 269       $ 172       $ 217
Earnings from discontinued operations                 -           8           -
Cumulative effect of accounting changes               -           -         (83)
--------------------------------------------------------------------------------
Net earnings                                        269         180         134
--------------------------------------------------------------------------------
   Less:  Earnings from discontinued operations       -           8           -
   Less:  Cumulative effect of accounting changes     -           -         (83)
   Less:  Special items                              30           5         (12)
--------------------------------------------------------------------------------
Adjusted after-tax earnings                       $ 239       $ 167       $ 229
================================================================================
DILUTED EARNINGS PER SHARE DATA (UNAUDITED)
Net earnings per share:
   Continuing operations                         $ 1.00      $ 0.65      $ 0.82
   Discontinued operations                            -        0.03           -
   Cumulative effect of accounting changes            -           -       (0.30)
--------------------------------------------------------------------------------
Total net earnings per share                     $ 1.00      $ 0.68      $ 0.52
--------------------------------------------------------------------------------
Adjusted after-tax earnings per share            $ 0.89      $ 0.63      $ 0.87
--------------------------------------------------------------------------------
REVENUES FROM CONTINUING OPERATIONS (UNAUDITED) $ 1,892     $ 1,589     $ 1,789
================================================================================

       "We had an outstanding first quarter, recording one the highest profit levels in the company's history," said Charles R. Williamson, Unocal chairman, chief executive officer and president.

"We lowered exploration expense, improved results from non-E&P segments and reduced our overall financings."

       Williamson went on to say, "We continued to execute on our major development programs in the Caspian Sea, Thailand, Bangladesh and Indonesia - programs that we believe will generate the production growth we are forecasting for 2005 and 2006."

Unocal's operations highlights for 1Q 2004
------------------------------------------
- Drilled significant deepwater discovery in the Gulf of Mexico (Puma) and successful appraisal wells in Indonesia (Gehem and Gula).
- Drilling of two high-impact deepwater wells - Tobago and Mad Dog Deep - in the Gulf of Mexico.
- Continued ramp-up of production on the deepwater West Seno project in Indonesia, although slower than forecast.
- Continued discussion and negotiation on terms for supplying higher volumes of natural gas in both the short and long term in Thailand.
- Submitted development plan to sell natural gas from the Bibiyana field for Petrobangla, the state oil company, in Bangladesh.
- Received $60 million in cash for the transfer of Sarulla geothermal interest to Indonesia's state electric utility.
- Progressed on construction of the Phase 1 and 2 developments of the Azerbaijan International Operating Company (AIOC) project in the Caspian Sea
  (Unocal, 10.28% working interest); first oil at the wellhead expected at the end of 2004 or early 2005 for Phase 1.
- Completed 60 percent of construction of the Baku-Tbilisi-Ceyhan export pipeline from the Caspian Sea (Unocal, 8.9% equity interest).
- Reached agreement to sell certain fee mineral interests in the U.S. for approximately $190 million cash.

1Q 2004 financial and operating details
---------------------------------------
       In the first quarter 2004, after-tax special items included $27 million in gains from the sale of certain E&P assets in North America and geothermal assets in Indonesia, and a $15 million litigation settlement related to a previous asset sale. Partially offsetting these gains were environmental and litigation provisions of $12 million. All of the special items are detailed in the Adjusted After-tax Earnings Reconciliation table included at the end of this news release.

       Unocal's first quarter 2004 adjusted after-tax earnings (compared with 1Q
2003) reflected higher worldwide natural gas prices and lower dry hole costs. These positive factors were partially offset by lower North America natural gas and liquids production.
       In addition, the first quarter 2003 net earnings had included an after-tax charge of $83 million, or 30 cents per share (diluted), for the cumulative effect of adopting Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations."

       Worldwide hydrocarbon liquids and natural gas production for the first quarter 2004 averaged 409,000 barrels of oil equivalent (BOE) per day, compared with 471,000 BOE per day in the same period a year ago. The production decline was due to the sale of oil and gas producing assets in North America during 2003, which accounted for nearly 50,000 BOE per day, and lower contractor's cost recovery barrels from certain production-sharing contracts (PSC) in Asia (as a result of higher commodity prices and recovery of sunk costs), which reduced production by about 12,000 BOE per day.

       First-quarter 2004 worldwide price realizations (including hedging activities) for natural gas averaged $4.00 per thousand cubic feet (mcf), up from $3.90 during the prior year's first quarter. The company's first quarter 2004 worldwide liquids price realizations (including hedging activities) were $30.64 per barrel, up from $29.99 in the first quarter 2003. Hedging activities in the 2004 first quarter decreased worldwide liquids realizations by $1.00 per barrel, while increasing worldwide natural gas realizations by 17 cents per mcf.

       Total revenues for the 2004 first quarter were $1.89 billion, up from $1.79 billion recorded for the same period a year ago.

       Unocal's EBITDAX for the first quarter 2004 was $756 million, or $2.73 per share (diluted). This compares with $828 million, or $3.05 per share (diluted), for the same period in 2003. EBITDAX is net earnings before interest, taxes, depreciation, depletion and amortization, impairments, exploration expenses, dry hole costs, special items, earnings from discontinued operations and cumulative effects of accounting changes.

       The company's total consolidated long-term debt (including current maturities) was $3.26 billion at March 31, 2004. Cash and cash-equivalents were $760 million at March 31, 2004. The increase in debt outstanding during the first quarter reflects the deconsolidation of Unocal Capital Trust due to an accounting rule change issued by the Financial Accounting Standards Board. As a result, the $522 million obligation for the convertible preferred securities has been removed from the balance sheet and replaced by a liability of $538 million in 6-1/4 percent junior subordinated debentures of Unocal payable to the trust.

2Q 2004 outlook
---------------
       For the second quarter 2004, Unocal is forecasting adjusted after-tax earnings of 65 to 75 cents per share (diluted). This forecast compares with the Thomson/First Call median of analyst estimates (published April 26, 2004) of 72 cents per share for the second quarter 2004. Unocal's second quarter forecast assumes average NYMEX benchmark prices of $36.50 per barrel of crude oil and $5.70 per million British thermal units (mmBtu) for North America natural gas for the period.

       Unocal's second quarter 2004 adjusted after-tax earnings are expected to change $8 million for every $1 change in its average worldwide realized price for crude oil and $3 million for every 10-cent change in its average realized North America natural gas price, excluding the effect of hedging activities. The forecast also assumes pretax dry hole costs in the second quarter of $25 to $35 million.

       The company's current estimate for second quarter 2004 production is between 410,000 and 420,000 BOE per day. Unocal's current estimate for the full-year 2004 production is about 425,000 BOE per day. The full-year 2004 outlook reflects lower contractor's cost recovery barrels from PSCs due to higher commodity prices, slower than expected production ramp-up from the West Seno field in Indonesia, and continued suspension of exploration drilling on the Gulf of Mexico deep shelf.

       The second-quarter adjusted after-tax earnings forecast excludes special items, discontinued operations, and accounting changes. Because of the inherent uncertainty related to these items, determining whether or when they will occur and quantifying their dollar impact, Unocal does not believe it is able to provide a meaningful forecast of net earnings.

About Unocal Corporation
------------------------

       Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's principal oil and gas activities are in North America and Asia.

Conference call/financial database
----------------------------------

       Unocal will webcast its quarterly earnings conference call today at 1 p.m. PDT (4 p.m. EDT) over the Internet. To listen to the live webcast, go to the Investor Relations section of the Unocal web site, www.unocal.com. Replays of the conference call, including questions and answers, will be available.

       Complete detailed financial tables for the first quarter 2004 and the comparable prior periods are available in the "Quarterly Fact Book," which is posted in the Data Warehouse in the Investor Relations section of the company's web site. The Quarterly Fact Book is also available upon request from Unocal Investor Relations.
                                    * * * * *
Forward-Looking Statements; Preliminary 2004 First Quarter Results
------------------------------------------------------------------
This news release contains forward-looking statements, which may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "forecasts," "will" and words of similar import. These forward-looking statements include, but are not limited to, statements regarding expected project developments, exploratory drilling activity and dry hole costs, production rates and timing, commodity prices, future sales and transactions, and expected adjusted after-tax earnings.

These statements are not guarantees of future performance or outcomes. They are based upon Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results could differ materially as a result of factors including changes in commodity prices; the levels of the company's oil and gas production; the extent of the company's operating cash flow and other capital resources available to fund its capital expenditures; regulatory, political, geological, operating and economic considerations; performance by third parties of their contractual obligations; and other factors discussed in Unocal's 2003 Annual Report on Form 10-K, as amended, and subsequent reports filed with the U.S. Securities and Exchange Commission (SEC).

Investors are urged to consider closely the disclosures in Unocal's 2003 Annual Report on Form 10-K, as amended, and other reports filed with the SEC (SEC File No. 1-8483). Copies of the company's SEC filings are available from the company by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site, www.unocal.com.

In addition, disclosures in this news release, including in the attached tables, regarding Unocal's first quarter 2004 financial results are preliminary. These disclosures are subject to change in connection with Unocal's preparation and filing of its Form 10-Q for the first quarter 2004.

Unocal undertakes no obligation to update the forward-looking statements or first quarter 2004 financial results in this news release, including the attached tables, to reflect future events or circumstances. All such statements are expressly qualified in their entirety by this cautionary statement.

Supplemental Non-GAAP Financial Measures
----------------------------------------
The news release includes certain "non-GAAP financial measures" as defined under SEC regulations. Specifically, Unocal has referred to (1) adjusted after-tax earnings and (2) EBITDAX.

Adjusted after-tax earnings are defined as net earnings excluding special items, earnings from discontinued operations and cumulative effects of accounting changes. Special items represent certain significant matters which positively or negatively impact net earnings that management determines to be not representative of the company's ongoing operations. Examples of such events which have generally been excluded in determining adjusted after-tax earnings include: gain/loss from major asset sales; environmental remediation costs primarily related to inactive, closed or previously owned company facilities and third party sites; costs or settlements associated with major restructuring plans; litigation settlement costs primarily associated with former company operations or closed/inactive facilities; significant impairments due to changes in commodity prices; material damage to company facilities or operations due to fire, explosion, earthquakes, storms or other "acts of god" not covered by insurance; certain costs associated with major acquisitions including litigation and significant trading derivatives; and insurance recoveries associated with former company operations or for costs incurred in prior years.

Unocal's management believes adjusted after-tax earnings to be useful to investors and analysts as it facilitates a focus on the company's ongoing operations. The measure also allows for convenient comparisons to the company's prior reporting periods, as well as the results of ongoing operations of other companies in the exploration and production industry that utilize the "successful efforts" method of accounting. Adjusted after-tax earnings is not a substitute for net earnings determined in accordance with GAAP as a measure of profitability, because the special items excluded from adjusted after-tax earnings do in fact positively or negatively impact net earnings. Other companies may define special items differently and the Thomson/First Call median of analyst estimates may not use a similar definition; hence, adjusted after-tax earnings may not be comparable with similarly titled amounts reported by other companies or analyst estimates reported by Thomson/First Call.

The news release also includes information regarding EBITDAX, which is defined as net earnings before interest, taxes, depreciation, depletion and amortization, asset impairments, exploration expenses, dry hole costs, special items, earnings from discontinued operations and cumulative effects of accounting changes. Unocal's management believes this measure is helpful to investors and analysts because it facilitates a comparison of companies like Unocal that use the "successful efforts" accounting method with other companies in the exploration and production industry that utilize the "full-cost" method of accounting. EBITDAX is not a substitute for net earnings determined in accordance with GAAP as a measure of profitability.

A quantitative reconciliation of adjusted after-tax earnings and EBITDAX to GAAP net earnings is found in this news release, including certain of the tables accompanying the text.
                                    * * * * *

CONSOLIDATED EARNINGS (UNAUDITED)                                                  UNOCAL CORPORATION

                                                                            For the Three Months
                                                                               Ended March 31,
                                                                         ----------------------------
Millions of dollars except per share amounts                                      2004          2003
-----------------------------------------------------------------------------------------------------
Revenues
Sales and operating revenues                                                   $ 1,837       $ 1,775
Interest, dividends and miscellaneous income                                        11            11
Gain on sales of assets                                                             44             3
-----------------------------------------------------------------------------------------------------
      Total revenues                                                             1,892         1,789
Costs and other deductions
Crude oil, natural gas and product purchases                                       750           646
Operating expense                                                                  288           294
Administrative and general expense                                                  63            51
Depreciation, depletion and amortization                                           232           260
Impairments                                                                          5             -
Dry hole costs                                                                      25            71
Exploration expense                                                                 50            55
Interest expense                                                                    41            38
Property and other operating taxes                                                  20            22
Distributions on convertible preferred securities of subsidiary trust                -             8
-----------------------------------------------------------------------------------------------------
      Total costs and other deductions                                           1,474         1,445
Earnings from equity investments                                                    37            43
-----------------------------------------------------------------------------------------------------
Earnings from continuing operations before
     income taxes and minority interests                                           455           387
-----------------------------------------------------------------------------------------------------
Income taxes                                                                       181           168
Minority interests                                                                   5             2
-----------------------------------------------------------------------------------------------------
Earnings from continuing operations                                                269           217
Cumulative effect of accounting changes (a)                                          -           (83)
-----------------------------------------------------------------------------------------------------
      Net earnings                                                               $ 269         $ 134
=====================================================================================================
Basic earnings per share of common stock (b)
      Continuing operations                                                     $ 1.03        $ 0.84
      Cumulative effect of accounting changes                                        -         (0.32)
-----------------------------------------------------------------------------------------------------
      Net earnings                                                              $ 1.03        $ 0.52
=====================================================================================================
Diluted earnings per share of common stock (c)
      Continuing operations                                                     $ 1.00        $ 0.82
      Cumulative effect of accounting changes                                        -         (0.30)
-----------------------------------------------------------------------------------------------------
      Net earnings                                                              $ 1.00        $ 0.52
=====================================================================================================
Cash dividends declared per share of common stock                               $ 0.20        $ 0.20
-----------------------------------------------------------------------------------------------------

(a)  Net of tax (benefit)                                                          $ -         $ (48)
(b)  Basic weighted average shares outstanding  (in thousands)                 261,974       258,005
(c)  Diluted weighted average shares outstanding (in thousands)                276,889       271,729

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)                                         UNOCAL CORPORATION

                                                                          At March 31,   At December  31,
Millions of dollars                                                               2004                 2003
------------------------------------------------------------------------------------------------------------
Assets
Cash and cash equivalents                                                        $ 760                $ 404
Other current assets - net                                                       1,491                1,587
Investments and long-term receivables - net                                        871                  892
Properties - net                                                                 8,399                8,324
Goodwill                                                                           131                  131
Other assets                                                                       484                  460
------------------------------------------------------------------------------------------------------------
   Total assets                                                               $ 12,136             $ 11,798
============================================================================================================

Liabilities and Stockholders' Equity
Current liabilities (a)                                                       $  2,046              $ 2,085
Long-term debt                                                                   3,199                2,635
Deferred income taxes                                                              721                  704
Accrued abandonment, restoration and environmental liabilities                     860                  844
Other deferred credits and liabilities                                           1,013                  960
Minority interests                                                                  47                   39

Convertible preferred securities of a subsidiary trust                               -                  522

Stockholders' equity                                                             4,250                4,009
------------------------------------------------------------------------------------------------------------
   Total liabilities and stockholders' equity                                 $ 12,136             $ 11,798
============================================================================================================

(a) Includes current portion of LTD of:                                             62                  248

CONSOLIDATED CASH FLOWS(UNAUDITED)                                                              UNOCAL CORPORATION

                                                                                        For the Three Months
                                                                                           Ended March 31,
                                                                                   --------------------------------
Millions of dollars                                                                        2004               2003
-------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net earnings                                                                              $ 269              $ 134
Adjustments to reconcile net earnings to
    net cash provided by operating activities
      Depreciation, depletion and amortization                                              232                260
      Impairments                                                                             5                  -
      Dry hole costs                                                                         25                 71
      Amortization of exploratory leasehold costs                                            16                 24
      Deferred income taxes                                                                  28                 30
      Gain on sales of assets                                                               (44)                (3)
      Pension expense net of contributions                                                   23                 20
      Restructuring provisions net of payments                                               (7)                 -
      Cumulative effect of accounting changes                                                 -                 83
      Other                                                                                  (6)                12
Working capital and other changes related to operations
     Accounts and notes receivable                                                           65               (122)
     Inventories                                                                             31                  6
     Accounts payable                                                                        29                 86
     Taxes payable                                                                          106                123
     Other                                                                                  (29)               (39)
-------------------------------------------------------------------------------------------------------------------
            Net cash provided by operating activities                                       743                685
-------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
   Capital expenditures (includes dry hole costs)                                          (360)              (429)
   Proceeds from sales of assets                                                             78                 66
   Other                                                                                     52                  -
-------------------------------------------------------------------------------------------------------------------
            Net cash used in investing activities                                          (230)              (363)
-------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
   Long-term borrowings                                                                      40                 16
   Reduction of long-term debt and capital lease obligations                               (196)              (100)
   Minority interests                                                                         -                 (2)
   Repurchases of common stock                                                              (20)                 -
   Proceeds from issuance of common stock                                                    51                  1
   Dividends paid on common stock                                                           (52)               (52)
   Loans to key employees                                                                    20                  3
-------------------------------------------------------------------------------------------------------------------
         Net cash used in financing activities                                             (157)              (134)
-------------------------------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                                                   356                188
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at beginning of year                                              404                168
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                                $ 760              $ 356
===================================================================================================================

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT (UNAUDITED)
                                                                          1st Q 2004             4th Q 2003
                                                                     ---------------------------------------------
                                                                               Adjusted                Adjusted
                                                                       Net     After-Tax      Net     After-Tax
Millions of dollars                                                  Earnings  Earnings (a) Earnings Earnings (a)
------------------------------------------------------------------------------------------------------------------
Exploration & Production
   North America
          U.S.                                                         $ 116          $ 95      $ 77         $ 74
          Canada                                                          12            12        32            7
                                                                     ---------------------------------------------
               Total North America                                       128           107       109           81
   International
          Asia                                                           158           158       126          126
          Other                                                           17            17        12           12
                                                                     ---------------------------------------------
               Total International                                       175           175       138          138
                                                                     ---------------------------------------------
Total Exploration & Production                                           303           282       247          219
                                                                     ---------------------------------------------
Midstream & Marketing                                                     23            23        21           17
Geothermal                                                                37            16        12           12
Corporate and Other
          Administrative and General                                     (27)          (27)      (26)         (26)
          Interest Expense - Net                                         (32)          (32)      (54)         (26)
          Environmental and Litigation                                   (16)           (5)      (24)          (8)
          Other                                                          (19)          (18)       (4)         (21)
------------------------------------------------------------------------------------------------------------------
After-tax earnings from continuing operations                            269           239       172          167
After-tax earnings from discontinued operations                            -             -         8            -
------------------------------------------------------------------------------------------------------------------
After-tax earnings                                                     $ 269         $ 239     $ 180        $ 167
==================================================================================================================

(a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT (UNAUDITED)
                                                                          1st Q 2004             1st Q 2003
                                                                     ---------------------------------------------
                                                                               Adjusted                Adjusted
                                                                       Net     After-Tax      Net     After-Tax
Millions of dollars                                                  Earnings  Earnings (a) Earnings  Earnings (a)
------------------------------------------------------------------------------------------------------------------
Exploration & Production
   North America
          U.S.                                                         $ 116          $ 95     $ 126        $ 126
          Canada                                                          12            12        24           22
                                                                     ---------------------------------------------
               Total North America                                       128           107       150          148
   International
          Asia                                                           158           158       132          132
          Other                                                           17            17        10           10
                                                                     ---------------------------------------------
               Total International                                       175           175       142          142
                                                                     ---------------------------------------------
Total Exploration & Production                                           303           282       292          290
                                                                     ---------------------------------------------
Midstream & Marketing                                                     23            23         9            9
Geothermal                                                                37            16        12           12
Corporate and Other
          Administrative and General                                     (27)          (27)      (23)         (23)
          Interest Expense - Net                                         (32)          (32)      (31)         (31)
          Environmental and Litigation                                   (16)           (5)      (17)          (3)
          Other                                                          (19)          (18)      (25)         (25)
------------------------------------------------------------------------------------------------------------------
After-tax earnings from continuing operations                            269           239       217          229
Cumulative effect of accounting changes                                    -             -       (83)           -
------------------------------------------------------------------------------------------------------------------
After-tax earnings                                                     $ 269         $ 239     $ 134        $ 229
==================================================================================================================

(a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.

OPERATING HIGHLIGHTS                                                   UNOCAL CORPORATION

                                                                          1st Q     1st Q
                                                                     ---------------------
                                                                           2004      2003
------------------------------------------------------------------------------------------
North America Net Daily Production
  Liquids (thousand barrels)
     U.S. (a)                                                                55        70
     Canada                                                                  17        18
------------------------------------------------------------------------------------------
          Total liquids                                                      72        88
  Natural gas - dry basis (million cubic feet)
     U.S. (a)                                                               515       761
     Canada                                                                  84        97
------------------------------------------------------------------------------------------
          Total natural gas                                                 599       858
North America Average Prices (excluding hedging activities) (b)
  Liquids (per barrel)
     U. S.                                                              $ 32.66   $ 31.39
     Canada                                                             $ 28.51   $ 28.44
          Average                                                       $ 31.71   $ 30.77
  Natural gas (per mcf)
     U. S.                                                               $ 5.04    $ 5.86
     Canada                                                              $ 5.38    $ 5.64
          Average                                                        $ 5.09    $ 5.83
------------------------------------------------------------------------------------------
North America Average Prices (including hedging activities) (b)
  Liquids (per barrel)
     U. S.                                                              $ 29.87   $ 30.29
     Canada                                                             $ 28.51   $ 28.44
          Average                                                       $ 29.56   $ 29.90
  Natural gas (per mcf)
     U. S.                                                               $ 5.57    $ 5.24
     Canada                                                              $ 5.08    $ 5.33
          Average                                                        $ 5.50    $ 5.25
-----------------------------------------------------------------------------------------

(a)Includes proportional interests in production of equity investees.
(b)Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges.

OPERATING HIGHLIGHTS (CONTINUED)                                       UNOCAL CORPORATION

                                                                          1st Q     1st Q
                                                                     ---------------------
                                                                           2004      2003
------------------------------------------------------------------------------------------
International Net Daily Production (c)
  Liquids  (thousand barrels)
     Asia                                                                   66         56
     Other (a)                                                              20         20
------------------------------------------------------------------------------------------
          Total liquids                                                     86         76
  Natural gas - dry basis (million cubic feet)
     Asia                                                                  884        960
     Other (a)                                                              25         22
------------------------------------------------------------------------------------------
          Total natural gas                                                909        982
International Average Prices (d)
  Liquids (per barrel)
     Asia                                                             $  31.44     $29.69
     Other                                                            $  32.12     $32.44
          Average                                                     $  31.57     $30.11
  Natural gas (per mcf)
     Asia                                                             $   2.97     $ 2.76
     Other                                                            $   4.29     $ 4.15
          Average                                                     $   2.98     $ 2.77
------------------------------------------------------------------------------------------
Worldwide Net Daily Production (a) (c)
  Liquids  (thousand barrels)                                              158        164
  Natural gas - dry basis (million cubic feet)                           1,508      1,840
  Barrels oil equivalent (thousands)                                       409        471
Worldwide Average Prices (excluding hedging activities) (b)
  Liquids (per barrel)                                                $  31.64     $30.49
  Natural gas (per mcf)                                               $   3.83     $ 4.17
Worldwide Average Prices (including hedging activities) (b)
  Liquids (per barrel)                                                $  30.64     $29.99
  Natural gas (per mcf)                                               $   4.00     $ 3.90
------------------------------------------------------------------------------------------

(a)Includes proportional interests in production of equity investees.
(b)Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges.
(c)International production is presented utilizing the economic interest method.
(d)International did not have any hedging activities.

ADJUSTED AFTER-TAX EARNINGS RECONCILIATION (UNAUDITED)1st Q    4th Q       1st Q
                                                      --------------------------
Millions of dollars except per share amounts          2004      2003       2003
--------------------------------------------------------------------------------
Net earnings                                          $269      $180      $ 134
--------------------------------------------------------------------------------
Less:
   Earnings from discontinued operations                 -         8          -
   Cumulative effect of accounting changes               -         -        (83)
--------------------------------------------------------------------------------
Earnings from continuing operations                    269       172        217
--------------------------------------------------------------------------------
Less: Special items
   E&P - North America - U.S.
        Asset sales                                      6         3          -
        Litigation settlement                           15         -          -
   E&P - North America - Canada
        Statutory tax rate change                        -        25          -
        Derivatives -- non-hedging                       -         -          2
   Midstream & Marketing
        Canadian statutory tax rate change               -         4          -
   Geothermal
        Asset sales                                     21         -          -
   Corporate & Other
        Environmental and litigation provisions        (12)      (15)       (14)
        Debt repurchase premium                          -       (28)         -
        Insurance settlements                            -        17          -
        Restructuring                                    -        (1)         -
--------------------------------------------------------------------------------
Total special items                                     30         5        (12)
--------------------------------------------------------------------------------
     Adjusted after-tax earnings                       $239     $167      $ 229
================================================================================
     Adjusted after-tax earnings per share (diluted)  $0.89    $0.63      $0.87
================================================================================

EBITDAX RECONCILIATION (UNAUDITED)                             1st Q      1st Q
                                                        -----------------------
Millions of dollars except per share amounts                   2004       2003
--------------------------------------------------------------------------------
Net Earnings                                                   $ 269      $ 134
Less:
   Cumulative effect of accounting changes                         -        (83)
   Special items                                                  30        (12)
--------------------------------------------------------------------------------
Adjusted after-tax earnings                                      239        229
Add-backs to adjusted after-tax earnings:
      Depreciation, depletion and amortization                   232        260
      Impairments                                                  5          -
      Dry hole costs                                              25         71
      Exploration expenses (including amortization of
       undeveloped leasehold costs)                               50         55
      Current income taxes                                       141        138
      Deferred income taxes                                       23         37
      Interest expense (a)                                        41         38
--------------------------------------------------------------------------------
         EBITDAX                                               $ 756     $  828
================================================================================

EBITDAX per share (diluted)                                    $2.73      $3.05
(a)  Net of capitalized interest of:                              16         16

                                      -12-